Exhibit 10.9

LICENSE AGREEMENT

This Agreement is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 2024 E. Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter referred to as “JHU”) and Surgi-Vision, Inc., a Delaware corporation (hereinafter the “Company”), having an address at Suite 601, 150 Gulf Shore Drive, Destin, Florida 32541.

WITNESSETH:

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

WHEREAS, the following PATENT RIGHTS, as later defined, were developed during the course of research conducted by [***], all hereinafter, “Inventors”):

WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States, in said PATENT RIGHTS; and

WHEREAS, the Company desires to commercially develop, manufacture, use and distribute such products and processes based on PATENT RIGHTS throughout the world;

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1        PATENT RIGHTS” shall mean and include the rights in and to the patents and patent applications listed in Appendix A and any inventions disclosed and claimed in any of the listed patents in Appendix A and all continuations, continuations-in-part, divisions, reexaminations, and reissues of the listed patents and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patents issuing, granted or registered thereon.

1.2        “LICENSED PRODUCT(S)” means any material, compositions, drug, process, equipment, or other product, the manufacture, use or sale of which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.3        “LICENSED SERVICE(S)” means the performance on behalf of a third party of any method which includes the manufacture of any product or the use of any product, process, or composition which would constitute, but for the license granted to the Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

1.4        “NET SALES”, subject to Paragraphs 4.9 and 4.11, below, shall mean gross sales revenues and fees billed by the Company or any AFFILIATED COMPANY from the sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, freight and delivery costs, sales taxes, rebates accrued, incurred or paid to Federal Medicaid or State Medicare or other payors and amounts exactly repaid or credited by reason of rejections or the return of Licensed Products (due to recalls, dating or other reasons) . In the event that the Company, or any AFFILIATED COMPANY sells a LICENSED PRODUCT(S) as part of a kit, the NET SALES for purposes of royalty payments shall be based on that portion of the sales revenues and fees derived from that component of the kit which could independently be sold as a LICENSED PRODUCT.

1.5        “NET SERVICE REVENUES”, subject to Paragraphs 4.9 and 4.11, below, shall mean actual billings for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE, and rebates accrued, incurred or paid to Federal Medicaid or State Medicare or other payors and amounts exactly repaid or credited by reason of rejection of services (due to recalls, dating or other reasons).

1.6        “SUBLICENSE REVENUES”, shall mean consideration of any kind received by the Company from a sublicensee for sales of LICENSED PRODUCTS or for fees received, such as upfront fees or milestone fees and including any premium paid by the sublicensee over Fair Market Value for stock of the company in considerations for such sublicense; however, not included in Sublicense Revenues are amounts paid to the Company by the sublicensee for product development, research work, clinical studies and regulatory approvals performed by the Company, or third parties on its behalf. The term “Fair Market Value” as used in this Paragraph 1.6 shall mean the average price that the stock in questions is publicly trading at for sixty (60) days prior to the announcement of its purchase by the sublicensee or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing of the Company.

1.7        “AFFILIATED COMPANY” or “AFFILIATED COMPANIES” shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.7, control shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting securities of a company.

1.8        “EXCLUSIVE LICENSE” shall mean a grant by JHU to the Company of its entire right and interest in the PATENT RIGHTS, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial research purposes LICENSED PRODUCT(S) and LICENSED SERVICES.

1.9        EFFECTIVE DATE shall mean the date the Company has issued equity securities representing in the aggregate cash proceeds in the amount of not less than 7,500,000. If the Effective Date does not occur on or before October 1, 1998, this Agreement shall be void abinitio.

1.10        “ROYALTY PAYMENT PERIOD” shall mean the period of time beginning on the fourth anniversary of the EFFECTIVE DATE if on such date the JHU SHARES do not have a fair market value of at least [***] and continuing thereafter until the aggregate payments as described in Paragraph 4.14 below have been paid.

1.11        “JHU SHARES” shall mean the [***] shares of the Company’s common stock issued to JHU in consideration of JHU entering into this Agreement together with any securities issued as a result of the ownership of such shares.

1.12        “CORE TECHNOLOGY” is an intravascular, intralumen, or intratissue miniature magnetic resonance coil detection probe as described in the PATENT RIGHTS.

1.13        “IMPROVEMENT” is any invention that results from the Research Agreement funded by the Company and made by a JHU employee in the FIELD OF USE.

1.14        “FIELD OF USE” is a diagnostic or therapeutic method, process or device using CORE TECHNOLOGY and excludes diagnostic or therapeutic methods, processes or devices not using CORE TECHNOLOGY.

1.15        “NEW DISCOVERY” means any invention that results from work under the Research Agreement funded by the Company and made by a JHU employee and that is not in the Field of Use.

1.16        “TERRITORY” means the world

1.17        “RESEARCH AGREEMENT” means a certain Research Agreement dated June 30, 1998, between JHU and the Company pertaining to the research directed to the CORE TECHNOLOGY, including specific STATEMENTS OF WORK addressing specific applications and clinical research.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE 2 - GRANTS

2.1        Subject to the terms and conditions of this Agreement, on the EFFECTIVE DATE JHU will grant to the Company an EXCLUSIVE LICENSE to make, have made, use, and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY within the FIELD OF USE under the PATENT RIGHTS.

2.2        The Company may sublicense to others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall include those previsions contained herein which by their terms are to be binding upon a sublicensee.

2.3        The Company shall, at its option, have the right to include within the definition of PATENT RIGHTS any inventions resulting from work under the Research Agreement funded by the Company and invented by a JHU employee that is an IMPROVEMENT. The exercise of such option shall entitle the Company to receive an EXCLUSIVE LICENSE within the FIELD OF USE with respect to the IMPROVEMENTS, to make, have made, use, and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under such PATENT RIGHTS. JHU shall promptly notify the Company, in writing, of any such IMPROVEMENTS and the Company shall have sixty (60) days thereafter in which to elect to exercise such option by providing JHU with written notice. Upon such notice, the elected IMPROVEMENT shall be included in PATENT RIGHTS and governed by the terms of this Agreement. Any such notice from JHU shall specify if the IMPROVEMENT has been patented or if a patent application has been filed with respect to the same, and such patents or patent applications shall be added to Appendix A.

2.4        The Company shall have a first right of negotiation for an exclusive, world-wide, license with respect to any NEW DISCOVERY resulting from work under the Research Agreement funded by the Company and invented by a JHU employee. The financial considerations to be received by JHU for such inventions shall be reasonable for the nature of the NEW DISCOVERY considering its market potential and stage of development. JHU shall promptly notify the Company, in writing, of any such IMPROVEMENTS or NEW DISCOVERIES and the Company shall have sixty (60) days thereafter in which to elect to exercise such option. If the Company elects to exercise such option the parties agree to negotiate in good faith the terms of any such license.

ARTICLE 3 - PATENT INFRINGEMENT

3.1        Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

3.2        The Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. The Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at its own expense.

3.3        If the Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom. The Company shall reasonably cooperate in any such litigation at its own expense.

3.4        Any recovery by the Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales and the Company shall pay to JHU the same percent of the recovery net of all reasonable costs and expenses associated with each suit or settlement as if such net constituted Net Sales. If the cost and expenses exceed the recovery, then [***] of the excess shall be credited against royalties payable by the Company to JHU hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed [***] of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

ARTICLE 4 - PAYMENTS, ROYALTY, RESEARCH SUPPORT AND EQUITY

4.1        The Company will reimburse JHU for the reasonable costs and efforts of preparing, filing, maintaining and prosecuting PATENT RIGHTS through June 30, 1998 provided that such costs shall not exceed $79,623.85 in the aggregate. The Company shall reimburse JHU within thirty (30) days of receipt of invoice from JHU. The Company shall also reimburse JHU out of pocket expenses to have the corporate formation documents and fund raising documents reviewed by outside counsel not to exceed $15,000.

4.2        The Company shall pay to JHU within thirty (30) days of the EFFECTIVE DATE, a processing fee of Fifty Thousand Dollars ($50,000). This payment is nonrefundable and shall not be credited against royalties or other fees.

4.3        The Company shall pay to JHU a [***] annual maintenance fee due within thirty (30) days of each anniversary of the EFFECTIVE DATE. Such fees are nonrefundable and shall not be credited against royalties or other fees.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.4        Subject to the limitations set forth in Paragraph 4.14 below, the Company shall pay to JHU, as a running royalty during the ROYALTY PAYMENT PERIOD, for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided by the Company and AFFILIATED COMPANIES, [***] of NET SALES and NET SERVICE REVENUES. Such payments shall be made quarterly as provided in Paragraph 4.7.

4.5        Subject to the limitations set forth in Paragraph 4.14 below, the Company shall pay to JHU, as a running royalty during the ROYALTY PAYMENT PERIOD, [***] of SUBLICENSE REVENUES received by the Company and any AFFILIATED COMPANY. Such payments shall be made quarterly as provided in Paragraph 4.7.

4.6        The Company shall pay to JHU [***] upon the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE following receipt of FDA marketing approval. Such fee shall be non-refundable and will be credited against future royalties.

4.7        During the ROYALTY PAYMENT PERIOD the Company shall provide to JHU within forty-five (45) days of the end of each March, June, and September and within ninety (90) days of the end of each December, a written report to JHU of the amount of LICENSED PRODUCTS sold, LICENSED SERVICES sold, the total NET SALES, NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to JHU as a result of NET SALES, NET SERVICE REVENUES and SUBLICENSE REVENUES received by the Company and AFFILIATED COMPANIES. Payment of any such royalties due shall accompany such report. Until the Company, an AFFILIATED COMPANY or a sublicensee has achieved a first commercial sale of a LICENSED PRODUCT and received FDA market approval, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE and will include a full written report describing the Company’s, AFFILIATED COMPANIES or sublicensee’s technical efforts towards meeting the milestones in Article 6.

4.8        The Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 4.7, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.7. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten (10) business days’ written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or its sublicensees which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICES and other information as required in Paragraph 4.7 and permit JHU to inspect such records as required by this Paragraph 4.8.

4.9          No royalties shall be payable on LICENSED PRODUCT sales or LICENSED SERVICE activities between the Company and any AFFILIATED COMPANIES, in which event the royalty shall be based upon the NET SALES or NET SERVICE REVENUES of the AFFILIATED COMPANY.

4.10        No multiple royalties shall be due and payable because any LICENSED PRODUCTS or LICENSED SERVICES are covered by more than one patent which is within the definition of PATENT RIGHTS.

4.11        In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the absence of a written consent by JHU to the terms of any agreement, understanding, or arrangement between the Company or any AFFILIATED COMPANY and a corporation, firm or association (hereinafter referred to as an “Inside Customer”) under which the Company or an AFFILIATED COMPANY has or will receive other consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) any royalties on LICENSED PRODUCT sold or LICENSED SERVICE provided by the Company or an AFFILIATED COMPANY to such Inside Customer shall be based upon the greater of: 1) the net selling price at which the Insider Customer resells LICENSED PRODUCTS, 2) the net service revenue received by the Inside Customer from using the LICENSED PRODUCT in providing a service, 3) the fair market value of the LICENSED PRODUCT or 4) the net selling price of LICENSED PRODUCTS paid by the Inside Customer. In the event JHU is requested to consent to an agreement with an Inside Customer, JHU agrees to act promptly in the matter.

4.12        JHU agrees that no royalties shall be due for the internal use of the LICENSED PRODUCTS for research and commercial development purposes by the Company and AFFILIATED COMPANIES or for use by third parties in seeking governmental and professional approvals, certifications or endorsements, or for training purposes, except where the Company or any AFFILIATED COMPANY receives revenues for the sale of the LICENSED PRODUCT to the organization using the device for such stated proposes.

4.13        All payments under this Agreement shall be made in U.S. Dollars.

4.14        The cumulative royalty payments to be paid by the Company under Paragraphs 4.4 and 4.5 above shall not exceed in the aggregate [***] less the fair market value of the JHU SHARES on the fourth anniversary of the EFFECTIVE DATE.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.15        The Company shall pay to JHU, as a running royalty [***] of NET SALES and/or NET SERVICE REVENUES and/or [***] of SUBLICENSE REVENUES received by the Company and any AFFILIATED COMPANY for the term of this Agreement for any IMPROVEMENTS that are covered by a patent granted in the country from which the LICENSED PRODUCT or LICENSED SERVICE is made, used or practiced. Such royalty shall not be accumulative based on the number of patented IMPROVEMENTS but will be [***] of NET SALES or NET SERVICE REVENUES or [***] of SUBLICENSE REVENUES of each product covered by one or more such patented IMPROVEMENTS. Such payments shall be made quarterly as provided in Paragraph 4.7. For IMPROVEMENTS not covered by a patent no royalty shall be paid by the Company.

4.16        The Company shall not pay to JHU any royalty on any IMPROVEMENTS that are not covered by a patent granted in the country from which the LICENSED PRODUCT or LICENSED SERVICE is made, used, sold or practiced.

ARTICLE 5 - PATENT RIGHTS AND CONFIDENTIAL INFORMATION

5.1        The Company, at its own expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. The Company shall have control over all patent matters in connection therewith under the PATENT RIGHTS, subject to review and approval by JHU, such approval not to be unreasonably withheld, and shall keep JHU informed of its actions by sending copies of all filings with the PTO to JHU. In any country where the Company elects not to have a patent application filed or fails to prosecute or maintain a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such patent or patent application.

5.2        The Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by the Company, AFFILIATED COMPANIES and sublicensees of the Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

5.3        If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a confidentiality agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

confidential nature of the information and that the information shall be treated accordingly. The recipient’s obligations under this Paragraph 5.3 shall not extend to any part of the information:

a.    that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.    that can be demonstrated, from written records to have been in the recipient’s possession or readily available to the recipient from another source not under obligation of confidentiality to the disclosing party prior to the disclosure; or

c.    that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

d.    that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by the Company. JHU’s, the Company’s, AFFILIATED COMPANIES, and sublicensees’ obligations under this Paragraph 5.3 shall extend until three (3) years after the termination of this Agreement.

ARTICLE 6 - TERM, MILESTONES AND TERMINATION

6.1        This Agreement shall expire in each country on the date the last patent included within PATENT RIGHTS expires or is rendered invalid in that country or if no patents issue, twenty (20) years from the EFFECTIVE DATE.

6.2        After an NDA or PLA has been obtained from the FDA, the Company shall exercise commercially reasonable efforts to market a product included in LICENSED PRODUCTS in the TERRITORY, conditioned upon obtaining regulatory approval in each particular foreign nation or region.

6.3        After clinical or other evidence, provided in writing [***], to the Company, demonstrates the practicality of a particular application or technique which is not being developed or commercialized by the Company, The Company shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party. If within six (6) months of such notification [***], The Company has not initiated such development efforts or sublicensed that particular technique, JHU may terminate this license for such particular application or technique. This Paragraph 6.3 shall not be applicable if the Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT(S) or granting such a sublicense would have a potentially adverse

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

commercial effect upon marketing or sales of the LICENSED PRODUCTS developed and being sold by the Company.

6.4        Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement.

6.5        The Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU sixty (60) days written notice.

6.6        Termination shall not affect JHU’s right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 4.1 prior to termination. Upon termination all rights in and to the licensed technology shall revert to JHU at no cost to JHU, except as provided in Paragraph 6.7 below.

6.7        In the event the Company sublicenses any of the rights granted it herein, JHU agrees that such sublicense shall survive termination of this Agreement if the default or breach causing termination did not occur under such sublicense and the sublicensee agrees to substitute JHU as the sublicensor and to pay the royalties due thereunder without imposing upon JHU any of the sublicensor’s obligations under the sublicense.

ARTICLE 7 - MISCELLANEOUS

7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

FOR JHU:

Howard Califano, Esq.

Assistant Dean and Director

Office of Technology Licensing

The Johns Hopkins University

School of Medicine

2024 E. Monument St., Suite. 2-100

Baltimore, MD 21205

FOR the Company:

Steve Gorlin

Chairman of the Board

Surgi-Vision, Inc.

150 Gulf Shore Drive

Unit 601

Destin FL 32541

7.2        All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

FOR JHU:

Howard Califano, Esq.

Assistant Dean and Director

Office of Technology Licensing

The Johns Hopkins University

School of Medicine

2024 E. Monument St., Suite. 2-100

Baltimore, MD 21205

or such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to “The Johns Hopkins University”.

7.3        This Agreement is binding upon and shall inure to the benefit of JHU, its successors and assignees and shall not be assignable to another party without the written consent of JHU, which consent shall not be unreasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer by the Company of all, or substantially all, of its assets relating to the LICENSED PRODUCT or LICENSED SERVICE, to that party.

7.4        In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

7.5        The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

7.6        The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU except to the extent that such disclosures are determined by counsel for the Company to be necessary or desirable to comply with applicable laws and governmental regulations. The Company shall allow at least seven (7) business days notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

7.7        JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS WITH THE EXCEPTION OF CERTAIN RETAINED RIGHTS OF THE UNITED STATES GOVERNMENT. JHU DOES NOT WARRANT THE VALIDITY OF ANY PATENTS OR THAT PRACTICE UNDER SUCH PATENTS SHALL BE FREE OF INFRINGEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. THE COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES EACH ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY THAT ENTITY WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

7.8        JHU and the Inventors of LICENSED PRODUCT(S) and LICENSED SERVICES will not, under the provisions of this Agreement or otherwise, have control over the manner in which the Company or its AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities, practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICES. The Company shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from the Company, shall be considered the Company’s practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

7.9        Prior to initial human testing or first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular country, the Company shall, to the best of its ability, establish and maintain, in each country in which the Company, an AFFILIATED COMPANY or sublicensee shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCT(S) and LICENSED SERVICES and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, the Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained and agrees to increase or change the kind of insurance pertaining to the LICENSED PRODUCT(S) and LICENSED SERVICES at the request of JHU. JHU shall be listed as an additional insured in the Company’s said insurance policies.

7.10        JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided the necessary filings for protection of any such rights under applicable patent laws have been made and confidential information of the Company as defined in Paragraph 5.3, is not included or without first obtaining approval from the Company to include such matters for which patents have not been filed or confidential information. Otherwise, unless otherwise agreed to by the parties, JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval, provided, however, in any such materials the author will note that the Company has been granted the exclusive license to the PATENT RIGHTS.

7.11        JHU represents that the PATENT RIGHTS include all potential patents and patent applications owned or controlled by JHU that describe the CORE TECHNOLOGY as of the EFFECTIVE DATE and that such patents and patent applications are in force or are pending in the appropriate patent offices or being prepared as of the EFFECTIVE DATE.

7.12        This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

7.13        This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

7.14        This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7.15        Upon termination of this Agreement for any reason, Paragraphs 5.3, 7.6,7.7, 7.8, 7.9, and 7.14 shall survive termination of this Agreement.

7.16        This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY		SURGI-VISION, INC.

By:	/s/ Edward D. Miller, M.D.	By:	/s/ Steve Gorlin

Edward D. Miller, M.D.		Steve Gorlin
Chief Executive Officer, Johns Hopkins Medicine Dean of Medical Faculty, School of Medicine		Title: President

Date:	as of June 30, 1998	Date:	as of June 30, 1998

I HAVE READ AND AGREE TO ABIDE BY THE TERMS OF THIS AGREEMENT

By	: /s/ [***]

Printed Name:	[***]

Date	: as of June 30, 1998

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

By:	/s/ [***]

Printed Name: [***]

Date:	7/6/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/6/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/8/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/13/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/7/98

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

By:	/s/ [***]

Printed Name: [***]

Date:	7/16/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/7/98

By:	/s/ [***]

Printed Name: [***]

Date:	7/13/98

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX A

PATENT RIGHTS

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AMENDMENT TO LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (this “Agreement”) is made on this 15th day of January 2000, to be effective as of June 30, 1998, by and between The Johns Hopkins University, a non-profit educational institution, having a principal place of business at 3400 N. Charles Street, Baltimore, Maryland, (the “JHU”), and Surgi-Vision, Inc. a Delaware corporation, having an address at Suite 601, 150 Gulf Shore Drive, Destin, Florida 32541 (the “Company”). Unless otherwise defined herein, all capitalized terms have the meanings set forth in the License Agreement dated as of June 30, 1998 by and between JHU and the Company (the “License Agreement”).

EXPLANATORY STATEMENT

WHEREAS, JHU and the Company are parties to the License Agreement for certain PATENT RIGHTS involving magnetic resonance coil detection probes; and

WHEREAS, subsequent to the EFFECTIVE DATE of the License Agreement, JHU acquired through assignment rights, title and interest to an invention developed by [***], employees of JHU, entitled [***] for which patent applications have been filed (the “Invention”); and

WHEREAS, JHU and the Company desire to amend the License Agreement to include the Invention within the PATENT RIGHTS set forth on Appendix A of the License Agreement subject to the terms and conditions of the License Agreement as amended as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.        License of Invention. JHU and the Company hereby amend the License Agreement to include the Invention under the PATENT RIGHTS licensed to the Company.

2.        Amendment of Appendix A. JHU and the Company hereby amend Appendix A of the License Agreement to incorporate the following description of the Invention:

6.        [***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.        Patent Cost Reimbursement. The Company will reimburse JHU for the reasonable costs and efforts of preparing, filing, maintaining, and prosecuting the patent applications for the Invention through the date of this Agreement. The Company shall reimburse JHU within thirty (30) days of receipt of an invoice from JHU.

4.        Payments under the License Agreement. The Company acknowledges that the Invention falls within the definition of LICENSED PRODUCT(s) and/or LICENSED SERVICE(s) under the License Agreement and that all payment provisions pertaining to the sale LICENSED PRODUCT(s) or LICENSED SERVICE(s) containing of Article 4 of the License Agreement will apply to the Invention.

5.        Statement of Work for Research Agreement.

Contemporaneously with the execution of this Agreement, the Company and JHU are entering into a Statement of Work under the terms of the Research Agreement dated as of June 30, 1998 by and between the Company and JHU which Statement of Work provides for the nonrefundable payment by the Company to JHU of [***] to fund research in the laboratories of [***] for a period of twelve months.

6.        Warrant to Purchase Shares of Common Stock.

Contemporaneously with the execution of this Agreement, the Company is issuing to JHU a warrant to purchase [***] shares of the Company’s Common Stock at an exercise price of [***] per share (the “Warrant”) which Warrant shall be exercisable for a period of ten (10) years.

7.        Miscellaneous

(a)        Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

(b)        Entire Agreement. The License Agreement together with this Agreement, constitute the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to the subject matter of those agreements. Except as modified by this Agreement, all other terms and conditions of the License Agreement remain in full force and effect.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

SURGI-VISION, INC

By:	/s/ Nancy E. Taylor
Name:
Title:

THE JOHNS HOPKINS UNIVERSITY

By:	/s/ Estelle A. Fishbein
Name:	Estelle A. Fishbein.
Title:	Vice President and General Counsel

I HAVE READ AND AGREE TO ABIDE BY THE TERMS OF THIS AGREEMENT:

/s/ [***]
[***]

/s/ [***]
[***]

/s/ [***] 1/14/2000
[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATTACHMENT A

PATENT RIGHTS

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ADDENDUM TO LICENSE AGREEMENT

This Addendum to License Agreement between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 100 N. Charles Street, 5th Floor, Baltimore, MD 21201 (hereinafter referred to as “JHU”) and Surgi-Vision, Inc., a Delaware corporation (hereinafter “SVI”), having an address at 200 N Cobb Parkway, Suite 140, Marietta, Georgia, is being executed on the date set forth below to clarify and amend that License Agreement entered into by these parties on or about June 30, 1998 and as first Amended on or about January 14, 2000 (hereafter “Agreement”).

WITNESSETH:

WHEREAS, JHU and SVI wish to clarify and update the PATENT RIGHTS licensed under the Agreement as outlined in Appendix A of the Agreement;

THE PARTIES HEREBY AGREE AS FOLLOWS:

Licensed PATENT RIGHTS shall include the issued U.S. Patents and pending U.S. Patent Applications listed below:

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in duplicate by their duly authorized officers.

THE JOHNS HOPKINS UNIVERSITY		SURGI-VISION, INC.

By	/s/ R. Keith Baker, Ph.D.	By	/s/ Kim Jenkins
	R. Keith Baker, Ph.D.		Kim Jenkins
	Senior Director,		CEO Surgi-Vision, Inc.
	Technology Licensing	Date:	12/09/04